N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS ALBANY, NY 12231-000

FILING RECEIPT

===

ENTITY NAME: US EXPORT, INC.

DOCUMENT TYPE: INCORPORATION (DOM. BUSINESS) COUNTY: ERI

===

FILED:04/05/2012 DURATION:PERPETUAL CASH#:120405000331 FILM #:12040500003

FILER:

INCFILE.COM, LLC
134 VINTAGE PARK BLVD, STE A
UNIT 50
HOUSTON, TX 77070

EXIST DAT
04/05/201

ADDRESS FOR PROCESS:

WENYI YU
25 FORDHAM DR.
BUFFALO, NY 14216

REGISTERED AGENT:

STOCK: 100 PV .01

===

SERVICE COMPANY: ** NO SERVICE COMPANY ** SERVICE CODE: 00

FEES	135.00	PAYMENTS	135
FILING	125.00	CASH	0
TAX	10.00	CHECK	0
CERT	0.00	CHARGE	135
COPIES	0.00	DRAWDOWN	0
HANDLING	0.00	OPAL	0
		REFUND	0

===

DOS-1025 (04/20

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
Albany, NY 12231

(This form must be printed or typed in black ink)

CERTIFICATE OF INCORPORATION
OF

US EXPORT, INC.

(Insert corporate name)

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is: US EXPORT, INC.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is: ERIE

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 100 SHARES AT $0.01 PAR VALUE

FIFTH: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

WENYI YU
25 FORDHAM DR.
BUFFALO, NY 14216

SIXTH: *(optional)* The name and street address in this state of the registered agent upon whom process against the corporation may be served is:

SEVENTH: *(optional—the existence of the corporation begins on the date the certificate of incorporation is filed by the Department of State. Corporate existence may begin on a date, not to exceed 90 days, after the date of filing by the Department of State. Complete this paragraph only if you wish to have the corporation's existence to begin on a later date, which is not more than 90 days after the date of filing by the Department of State.)* The date the corporate existence shall begin is: ______________________ .

Incorporator Information Required

X Marsha Siha
(Signature)

MARSHA SIHA
(Type or print name)

134 Vintage Park Blvd, Ste A, Unit 50
(Address)

HOUSTON, TX 77070
(City, State, Zip code)

CERTIFICATE OF INCORPORATION OF

US EXPORT, INC.
(Insert corporate name)

Under Section 402 of the Business Corporation Law

Filed by: INCFILE.COM, LLC
(Name)

134 Vintage Park Blvd, Ste A, Unit 50
(Mailing address)

HOUSTON, TX 77070
(City, State and Zip code)

IRS Department of the Treasury
Internal Revenue Service

CINCINNATI OH 45999-0046

In reply refer to: 0223431316
June 21, 2012 LTR 3064C 0
45-5138547 000000 00
00018152
BODC: SB

US EXPORT INC
% WENYI YU
25 FORDHAM DR
BUFFALO NY 14216-3111

001617

Taxpayer Identification Number: 45-5138547

Dear Taxpayer:

Thank you for your correspondence dated May 2, 2012.

Based on the information we received, we have updated your account to show that you are a Domestic Corporation with a Form 1120 filing requirement.

If you need forms, schedules, or publications, you may get them by visiting the IRS website at www.irs.gov or by calling toll-free at 1-800-TAX-FORM (1-800-829-3676).

If you have any questions, please call us toll free at 1-800-829-0115.

If you prefer, you may write to us at the address shown at the top of the first page of this letter.

Whenever you write, please include this letter and, in the spaces below, give us your telephone number with the hours we can reach you. Also, you may want to keep a copy of this letter for your records.

Telephone Number (   )________________________ Hours________________

0223431316
June 21, 2012 LTR 3064C 0
45-5138547 000000 00
00018153

US EXPORT INC
% WENYI YU
25 FORDHAM DR
BUFFALO NY 14216-3111

We apologize for any inconvenience we may have caused you, and thank you for your cooperation.

Sincerely yours,

Cynthia Rilling

Cynthia Rilling, Operations Mgr.
Document Perfection Operations

Enclosure(s):
Copy of this letter

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS — ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME: US EXPORT, INC.

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS) STOCK — COUNTY: ERIE

FILED:02/23/2015 DURATION:********* CASH#:150223000354 FILM #:150223000346

FILER:

CECILE M. MEYER, ESQ.
HOGANWILLIG
2410 NORTH FOREST ROAD, SUITE 301
AMHERST, NY 14068

ADDRESS FOR PROCESS:

REGISTERED AGENT:

STOCK: 30000000 NPV

SERVICE COMPANY: LIGHTNING LEGAL SERVICES - 09 — SERVICE CODE: 09

FEES	95.00	PAYMENTS	95.00
FILING	60.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	10.00	DRAWDOWN	95.00
HANDLING	25.00	OPAL	0.00
		REFUND	0.00

150223000346

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

US EXPORT, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

US EXPORT, INC.

If the name of the corporation has been changed, the name under which it was formed is:

N/A

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

April 5, 2012

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph Fourth of the Certificate of Incorporation relating to

the authorized shares is amended to increase the number of shares from the presently authorized 100 common shares with a par value of $0.01 each, to 30,000,000 common shares without par value, at the rate of 300,000 shares for each share presently issued.

Paragraph Fourth

is hereby amended to read in its entirety as follows:

Fourth: The total number of shares which the corporation shall have authority to issue is 30,000,000 common shares without par value.

150223000346

Paragraph ____________ of the Certificate of Incorporation relating to

____

is hereby amended to read in its entirety as follows:

____

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☐ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

Wengy, Yu	Wenyi Yu
(Signature)	*(Name of Signer)*
	Director/CEO
	(Title of Signer)

150223000346 [redacted]

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

US EXPORT, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name Cecile M. Meyer, Esq.

Address HoganWillig, 2410 North Forest Road, Suite 301

City, State and Zip Code Amherst, NY 14068

RECEIVED 2015 FEB 23 AM 11:06

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

FILED 2015 FEB 23 AM 11:47

LLS-09
DRAWDOWN

RECEIVED 2015 FEB 18 PM 3:06

LIGHTNING LEGAL SERVICES
P.O. BOX 9132 ALBANY, N.Y. 12209

1cc
STATE OF NEW YORK
DEPARTMENT OF STATE

FILED FEB 2 3 2015

TAX $_____

BY: LMC

DOS-1554-f-l (Rev. 06/12)

334

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on February 24, 2015.

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

NYS Department of State

Division of Corporations

Entity Information

The information contained in this database is current through February 27, 2015.

Selected Entity Name: US EXPORT, INC.
Selected Entity Status Information

Current Entity Name:	US EXPORT, INC.
DOS ID #:	4227016
Initial DOS Filing Date:	APRIL 05, 2012
County:	ERIE
Jurisdiction:	NEW YORK
Entity Type:	DOMESTIC BUSINESS CORPORATION
Current Entity Status:	ACTIVE

Selected Entity Address Information

DOS Process (Address to which DOS will mail process if accepted on behalf of the entity)

WENYI YU
25 FORDHAM DR.
BUFFALO, NEW YORK, 14216

Chief Executive Officer

WENYI YU
25 FORDHAM DR
BUFFALO, NEW YORK, 14216

Principal Executive Office

US EXPORT INC
25 FORDHAM DR
BUFFALO, NEW YORK, 14216

Registered Agent

NONE

This office does not record information regarding the names and addresses of officers, shareholders or directors of nonprofessional corporations except the chief executive officer, if provided, which would be listed above. Professional corporations must include the name(s) and address(es) of the initial officers, directors, and shareholders in the initial certificate of incorporation, however this information is not recorded and only available by viewing the certificate.

***Stock Information**

# of Shares	Type of Stock	$ Value per Share
30000000	No Par Value	

*Stock information is applicable to domestic business corporations.

Name History

Filing Date	Name Type	Entity Name
APR 05, 2012	Actual	US EXPORT, INC.

A **Fictitious** name must be used when the **Actual** name of a foreign entity is unavailable for use in New York State. The entity must use the fictitious name when conducting its activities or business in New York State.

NOTE: New York State does not issue organizational identification numbers.

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